                                                                   Exhibit 10.23

                                    AGREEMENT


     AGREEMENT, dated as of October 20, 1998, by and among NETWORK-1 SECURITY SOLUTIONS, INC. (the "Company"), a Delaware corporation with offices at 70 Walnut Street, Wellesley Hills, Massachusetts 02481 and the noteholders signatory hereto (collectively, the "Noteholders").

     WHEREAS, the Underwriter, Whale Securities Co., L.P., has conditioned proceeding with the Company's initial public offering ("IPO") on the Noteholders exchanging outstanding promissory notes in the principal amount plus accrued interest of $2,954,888 (the "Notes") into Series C Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, subject to the Company's consummation of its IPO, the Noteholders and the Company desire that the Noteholders exchange the Notes into an aggregate of 562,836 shares of Preferred Stock on the terms and subject to the conditions set forth herein. The Preferred Stock issuable upon exchange of the Notes is referred to herein as the "Preferred Shares."

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                          Issuance of Shares for Notes

     1.1 Debt Exchange Agreement. Subject to the Company's consummation of the IPO, at the Closing provided for in Section 1.2 hereof, the Company will issue to each Noteholder and, subject to the terms and conditions of this Agreement, each Noteholder will exchange the Notes for the number of Preferred Shares set forth in Exhibit A hereto based on an exchange price of $5.25 per share (the "Debt Exchange"). The form of Certificate of Designation describing the terms of the Preferred Shares is attached as Exhibit B hereto.

     1.2 The Closing. The closing of the Debt Exchange (the "Closing") shall take place at the offices of Bizar Martin & Taub, LLP, 1350 Avenue of the Americas, New York, New York, or at such other designated place, simultaneously with the Company's consummation of its IPO (the time and date of the Closing being herein referred to as the "Closing Date"). On the Closing Date there will be issued to the Noteholders the Preferred Shares against delivery and cancellation of the original Notes. The Preferred Shares shall be held in escrow in accordance with Section 1.3 hereof. In the event the Company does not consummate the IPO within ninety (90) days of the date hereof, the terms and provisions of this Agreement shall be null and void and the parties shall have no further obligations to each other pursuant to this Agreement.

     1.3 Escrow of Preferred Shares; Over-allotment Option Adjustment. The Preferred Shares to be issued to the Noteholders in accordance with Section
1.1 hereof shall be held in escrow by Bizar Martin & Taub, LLP (the "Escrow Agent") for up to 50 days from the effective date of the IPO. In the event that Whale Securities Co., L.P., exercises its over-allotment option, in whole or in part, to purchase up to an additional 255,000 Preferred Shares of the Company at $6.00 per share (or an aggregate consideration of $1,530,000) (the "Over-allotment Option"), 50% of the net proceeds (after deduction of the Underwriter's commissions and the non-accountable expense allowance) received by the Company from the exercise of the Over-allotment Option shall be used to repay the Notes on a pro-rata basis and the Preferred Shares to be received by the Noteholders in accordance with Section 1.1 hereof shall be proportionately reduced.

                                   ARTICLE II.

           Representations, Warranties, and Agreements of the Company

          The Company represents and warrants to, and agrees with, the Noteholders as follows:

     2.1 Corporate Organization and Qualification. The Company (and its wholly owned subsidiary Network-1 Acquisition Corp.) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition, or prospects of the Company. Except for Network-1 Acquisition Corp., the Company has no subsidiaries and has no investment, whether by way of ownership of stock or other securities or by loan, advance, or otherwise, in any corporation, partnership, firm, association, or other business entity. The Company has all required power and authority to own its property and to carry on its business as now conducted and proposed to be conducted.

     2.2 Validity of Transaction. The Company has all requisite power and authority to execute, deliver, and perform this Agreement, and to issue the Preferred Shares in exchange for the Notes. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement, and to authorize the issuance of the Preferred Shares for the Notes. This Agreement, has been duly authorized, executed, and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by the Company in connection with the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by the Company of this Agreement, and the execution, delivery, and performance of this Agreement, will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, business, properties, or assets is subject. The Preferred Shares issuable upon exchange of the Notes are duly authorized, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Noteholders will have good title to the Preferred Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts.

     2.3 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 250,000 Preferred Shares have been designated Series A Redeemable Preferred Stock, 500,000 Preferred Shares have been designated Series B Convertible Preferred Stock and 750,000 shares will be designated Series C Convertible Preferred Stock prior to the Closing Date, having the designations, dividend rights, voting powers, exchange and redemption rights, rights on liquidation or dissolution, and other preferences and relative, participating, optional, or other preferences and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions thereof, set forth in their respective Certificates of Designations. On the date hereof, the Company has 2,598,464 shares of Common Stock and 500,000 shares of Series B Convertible Preferred Stock outstanding. All issued and outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any Federal or state securities laws. Except for the obligation of the Company to issue (a) securities referenced in the Amendment No. 1 to the Company's Registration Statement on form SB-2, as filed with the Securities and Exchange Commission on September 16, 1998, relating to the initial public offering of its securities,
(b) upon the exercise of the options and warrants which are currently outstanding to purchase 630,886 shares of Common Stock, excluding any options issued or to be issued under the Company's Stock Option Plan), there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements obligating the Company to issue (i) any additional shares of its capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. Other than the Company's Stock Option Plan, the Company has not adopted or authorized any plan for the benefit of its officers, employees, or directors which require or permit the issuance, sale, purchase, or grant of any shares of the Company's capital stock, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of the Company's capital stock, or any phantom shares or any stock appreciation rights.

                                  ARTICLE III.

         Representations, Warranties, and Agreements of the Noteholders

     Each of the Noteholders, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

     3.1 Organization. Such Noteholder (if not an individual) is duly organized under the laws of the state of its jurisdiction of organization and has full power and authority to enter into this Agreement and to consummate the transactions set forth herein. All necessary proceedings have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Noteholder (if not an individual).

     3.2 Accredited Investor; Access to Information. Each Noteholder and, to the knowledge of such Noteholder, each limited partner or shareholder of such Noteholder in the case of a Noteholder which is a limited partnership or corporation, and each partner of such Noteholder in the case of a Noteholder which is a general partnership, is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Noteholder, the general partners, limited partners and shareholders of such Noteholder, as the case may be, has had substantial experience in private securities transactions like this one, is capable of evaluating the merits and risks of an investment in the Company, and has had a full opportunity to discuss the business, management, and financial affairs of the Company with the Company's management. Each Noteholder has received all requested documents from the Company and has had a full opportunity to ask questions of, and receive answers from, the officers of the Company.

     3.3 Investment Intent. Each Noteholder is acquiring the Preferred Shares for its, his or her own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Such Securityholder understands that Preferred Shares have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Preferred Shares are being offered and sold to such Noteholder pursuant to one or more exemptions. Such Noteholder understands that it, he or she must bear the economic risk of the investment in the Company for an indefinite period of time, as the Preferred Shares cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available. Such Noteholder acknowledges that no public market for the securities of the Company presently exists and none may develop in the future.

     3.4 Transfer of Securities. Such Noteholder will not sell or otherwise dispose of the Preferred Shares unless (a) a registration statement with respect thereto has become effective under the Securities Act and such Preferred Shares have been qualified under applicable state securities laws or (b) there is presented to the Company notice of the proposed transfer and, if it so requests, a legal opinion reasonably satisfactory to the Company that such registration and qualification is not required; provided, however, that no such registration or qualification or opinion of counsel shall be necessary for a transfer by such Noteholder (i) to any entity controlled by, or under common control with, such Noteholder (ii) to a partner or officer of such Noteholder, (iii) to a partner or officer of the general partner of such Noteholder, or (iv) to the spouse, lineal descendants, estate, or a trust for the benefit of any of the foregoing, provided the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were such Noteholder. Such Noteholder consents that any transfer agent of the Company may be instructed not to transfer any Preferred Shares unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing such shares (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability of such shares, stating in substance:


                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933 OR
                  QUALIFIED UNDER ANY STATE SECURITIES LAW."

The Company shall, upon the request of any holder of a stock certificate bearing the foregoing legend and the surrender of such certificate, issue a new stock certificate without such legend if (A) the stock evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification, or (B) such holder shall have delivered to the Company a legal opinion reasonably satisfactory to the Company to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

     3.5 Authorization. All actions on the part of such Noteholder necessary for the authorization, execution, delivery, and performance by such Noteholder of this Agreement have been taken. This Agreement has been duly authorized, executed, and delivered by such Noteholder, is the legal, valid, and binding obligation of such Noteholder, and are enforceable as to such Noteholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws.

         3.6 Finder or Broker. Neither such Noteholder nor any person acting on behalf of such Noteholder has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

                                   ARTICLE IV.

                             Additional Provisions.

     4.1 Indemnification. From and after the Closing, the Company, on the one hand, and the Noteholders (severally and not jointly), on the other hand, shall indemnify and save harmless the other (including officer, directors, employees, agents and representatives) against any loss, claim, liability, expense (including reasonable attorney's fees) or other damage caused by or arising out of (i) the breach of any representation or warranty made by any such party or
(ii) the failure by the party against whom indemnification is sought to perform any of its covenants or agreements in this Agreement.

     4.2 Escrow Agent - Indemnification. The parties acknowledge that: (i) the Escrow Agent is acting solely as a stakeholder at their request and for their convenience and without compensation; (ii) the Escrow Agent shall not be deemed to be the agent of any of the parties; and (iii) the Escrow Agent shall not be liable to any party herein in connection with its role as Escrow Agent, or the performance of its duties as Escrow Agent hereunder, or any act or omission in connection therewith, except for acts of gross negligence or willful misconduct. The parties hereby jointly and severally indemnify and agree to defend and hold the Escrow Agent harmless from and against all costs, claims and expenses, including, but not limited to, reasonable attorneys' fees suffered or incurred by the Escrow Agent and arising out of or related to its role as escrow agent or the performance of its duties hereunder, including the costs and expenses of defending itself (whether by retained attorneys or by itself) against any claim or liability arising out of or related to such role or such performance, except to the extent the same were suffered or incurred as a result of the Escrow Agent's gross negligence or willful misconduct.

     4.3 Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

         If to the Company:

               Network-1 Security Solutions, Inc.
               70 Walnut Street
               Wellesley, MA 02481
               Attention: Avi A. Fogel, President and Chief Executive Officer

         With a copy to:

               Bizar Martin & Taub, LLP
               1350 Avenue of the Americas
               29th Floor
               New York, New York 10019
               Attention:  Sam Schwartz, Esq.

     If to the Noteholders, at their respective addresses as set forth on Exhibit A hereto, or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

     4.4 Successors and Assigns. The Company may not sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the Company and such successor. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Noteholders and their successors and assigns.

     4.5 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent each party hereto.

     4.6 Survival of Representations. The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Preferred Shares to the Noteholders.

     4.7 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either the Company or the Noteholders upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy no shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     4.8 Entire Agreement; Binding Effect. This Agreement (together with the exhibit attached hereto) contains the entire understanding of the parties with respect to their respective subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein and therein. This Agreement and the Debt Exchange shall be binding on each Noteholder who executes this Agreement. The failure of any Noteholder named in Exhibit A to execute this Agreement shall not effect the Closing of the Debt Exchange with respect to those Noteholders who have executed this Agreement.

     4.9 Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

     4.10 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts, without giving effect to conflict of laws.

     4.11 Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.


     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.


                       NETWORK-1 SECURITY SOLUTIONS, INC.


                       By: /s/ Avi A. Fogel
                           ---------------------------------------
                           Name:      Avi A. Fogel
                           Title:     President and Chief Executive Officer

                       Noteholders:

                       APPLEWOOD ASSOCIATES, L.P.


                       By: /s/ Barry Rubenstein
                           ---------------------------------------
                           Name:      Barry Rubenstein
                           Title:     General Partner


                       CMH CAPITAL MANAGEMENT CORP.


                       By: /s/ Corey M. Horowitz
                           ---------------------------------------
                           Name:      Corey M. Horowitz
                           Title:     President

                       /s/ Corey M. Horowitz
                       ---------------------------------------
                            COREY M. HOROWITZ


                       RAPTUR MANAGEMENT CO.


                       By: /s/ Steve Ackerman
                           ---------------------------------------
                       Name:
                       Title:

                       /s/ Douglas Lipton
                       ---------------------------------------
                            DOUGLAS LIPTON

                      /s/ Lawrence A. Wein
                      ---------------------------------------
                           LAWRENCE WEIN


                      /s/ Steven Heineman
                      ---------------------------------------
                           STEVEN HEINEMAN


                      /s/ Herb Karlitz
                      ---------------------------------------
                           HERB KARLITZ

                      /s/ Charles Stevenson
                      ---------------------------------------
                           CHARLES P. STEVENSON, JR.


                      /s/ Albert Kalimian
                      ---------------------------------------
                           ALBERT KALIMIAN


                      NAVIGATOR FUND, L.P


                      By: /s/ Corey Horowitz
                          ---------------------------------------
                          Name:      Corey M. Horowitz
                          Title:     Authorized Signatory


                      NAVIGATOR GLOBAL FUND


                      By: /s/ Corey Horowitz
                          ---------------------------------------
                          Name:      Corey M. Horowitz
                          Title:     Authorized Signatory


                      /s/ Robert Graifman
                      ---------------------------------------
                           ROBERT GRAIFMAN


                      MBF CAPITAL CORP.


                      By: /s/ Mark Fisher
                          ---------------------------------------
                          Name:
                          Title:

                                    EXHIBIT A


                                                             PRINCIPAL AMOUNT OF
                                                            PROMISSORY NOTES AND
                                                           ACCRUED INTEREST (AS OF                     NUMBER OF SHARES
                                                           OCTOBER 30, 1998) TO BE                        OF SERIES C
              NAME AND ADDRESS                             CONVERTED INTO SERIES C                      PREFERRED STOCK
              OF SECURITYHOLDER                                PREFERRED STOCK                          TO BE RECEIVED
---------------------------------------------  ----------------------------------------------- ---------------------------------

Applewood Associates, L.P.                                       $2,009,156                                 382,696
68 Wheatley Road
Brookville, New York 11545

CMH Capital Management Corp.                                      $171,541                                  32,675
875 Third Avenue, Suite 2900
New York, New York 10022

Corey M. Horowitz                                                  $41,193                                   7,846
220 East 63rd Street, PH-D
New York, New York 10021

Raptur Management Co.                                              $87,075                                  16,586
c/o Corey Horowitz
CMH Capital Management Corp.
875 Third Avenue, Suite 2900
New York, New York 10022

Douglas Lipton                                                     $43,538                                   8,293
1235 Park Avenue, Apt 2B
New York, New York 10128

Lawrence Wein                                                      $21,769                                   4,146
247 West 12th Street
New York, New York 10014

Steven Heineman                                                    $21,769                                   4,146
69 LaRue Drive
Huntington, New York 11743

Herb Karlitz                                                       $64,364                                  12,260
55 Old Quarry Road
Englewood Drive, NJ 07631

Charles P. Stevenson, Jr.                                          $87,075                                  16,586
45 Rockefeller Plaza
Suite 1776
New York, New York 10022


                                                             PRINCIPAL AMOUNT OF
                                                            PROMISSORY NOTES AND
                                                           ACCRUED INTEREST (AS OF                     NUMBER OF SHARES
                                                           OCTOBER 30, 1998) TO BE                        OF SERIES C
              NAME AND ADDRESS                             CONVERTED INTO SERIES C                      PREFERRED STOCK
              OF SECURITYHOLDER                                PREFERRED STOCK                          TO BE RECEIVED
-----------------------------------------------------------------------------------------------------------------------------
Albert Kalimian                                                    $43,538                                   8,293
P.O. Box 645
Locust Valley, NY 11560

Navigator Fund, L.P.                                              $264,766                                  50,432
45 Rockefeller Plaza
Suite 1776
New York, New York 10022

Navigator Global Fund                                              $37,085                                   7,064
45 Rockefeller Plaza
Suite 1776
New York, New York 10022

Robert Graifman                                                    $20,826                                   3,967
100 Tennyson
Short Hills, NJ

MBF Capital Corp.                                                  $41,193                                   7,846
12 East 49th Street
New York, New York 10017

-----------------------------------------------------------------------------------------------------------------------------
                           TOTAL:                                $2,954,888                                 562,836

                           CERTIFICATE OF DESIGNATION
                           OF SERIES C PREFERRED STOCK

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                 -----------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                 -----------------------------------------------

     We, the undersigned, Avi A. Fogel, being the President and Chief Executive Officer of Network-1 Security Solutions, Inc. ("Corporation") and Robert Russo, Secretary of the Corporation, hereby certify pursuant to Section 151(g) of the General Corporation Law of the State of Delaware that:

     1. The name of the Corporation is Network-1 Security Solutions, Inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Department of State on July 13, 1990, an Amended and Restated Certificate of Incorporation was filed with the Department of State on February 28, 1994, and Certificates of Amendment to the Certificate of Incorporation were filed with the Department of State on March 16, 1994, May 18, 1998, and July 20, 1998, respectively.

     3. Pursuant to authority thereby vested in the Board of Directors by
Article IV of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors adopted the following resolutions on October ___, 1998 establishing a series of 750,000 shares of Preferred Stock of the Corporation:

     RESOLVED, that pursuant to Section 151(g) of the General Corporation Law of the State of Delaware and Article IV of the Corporation's Amended and Restated Certificate of Incorporation, there is hereby established a series of the Corporation's Preferred Stock having the following terms and designations:

     Section 1. Designation and Amount. The shares of such series having a par value of $0.01 per share shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 750,000. The relative rights, preferences and limitations of the Series C Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the Corporation, except as otherwise provided herein.

     Section 2. Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available for such purposes. If at any time the Corporation declares any dividend or other distribution on its Common Stock and there are shares of its Series C Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series C Preferred Stock payable at the same time and on the same terms and conditions, entitling each holder of Series C Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series C Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

     Section 3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Series C Preferred Stock and the Common Stock of the Corporation shall vote as one class, with the holder of each share of Series C Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted as of the record date for determining the stockholders having notice of and to vote at such meeting.

     Section 4. Reacquired Shares. Any shares of the Series C Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, unless otherwise provided for in the Certificate of Incorporation of the Corporation, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

     Section 5. Liquidation, Dissolution or Winding Up.

     (A) Upon the liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of Series C Preferred Stock shall have received a liquidation preference of $5.25 per share, plus an amount equal to unpaid dividends thereon, if any, including accrued dividends, whether or not declared, to the date of such payment or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of this Certificate, (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or (2) the consolidation or merger of the Corporation with or into any other corporation (in which the Corporation is not the surviving entity) shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5(A) if so elected by a majority of the outstanding shares of Series C Preferred Stock, in their sole discretion.

     For purposes of this Certificate the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     (B) Upon liquidation, dissolution or winding up of the Corporation, and after full payment as provided in Section 5(A) above, the holders of Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

     Section 6. Conversion.

     (A) Subject to the provisions for adjustments hereinafter set forth, each share of the Series C Preferred Stock shall be convertible, at any time hereafter, at the option of the holder thereof, in the manner hereinafter set forth, into one fully paid and non-assessable share of Common Stock of the Corporation.

     (B) The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted from time to time as follows:

          (i) In case the Company shall (a) subdivide the outstanding shares of its Common Stock into a larger number of shares, (b) combine the outstanding shares of its Common Stock into a smaller number of shares or (c) issue by reclassification of its Common Stock any shares of the Company, each holder of Series C Preferred Stock shall thereafter be entitled upon conversion to receive for each share of Series C Preferred Stock held by him the number of shares of the Company which he would have owned or have been entitled to receive after the happening of one of the events described above in this clause (i) had such share of Series C Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall become effective on the day next following the day upon which such subdivision, combination or reclassi-fication shall become effective.

          (ii) In case the Company shall consolidate or merge into or with another corporation, or in case the Company shall sell or convey to any other person or persons all or substantially all the property of the Company, or in case the Company shall effect a capital reorganization or reclassification of its Common Stock, each holder of Series C Preferred Stock then outstanding shall have the right thereafter to convert each share of Series C Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale, conveyance, reorganization or reclassification by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such consolidation, merger, sale, conveyance, reorganization or reclassification and shall no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles or incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of Series C Preferred Stock shall thereafter be made applicable.

               Such adjustments shall be made successively whenever any event listed above shall occur.

     (C) In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the holder of any share of Series C Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock or other securities of the Company other than shares of its Common Stock, thereafter the number of such other shares of capital stock or other securities so receivable upon conversion of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of the Company's Common Stock contained in this Section 6, and the provisions of this certificate with respect to shares of the Company's Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

     (D) If any adjustment in the number of shares of Common Stock into which each share of the Series C Preferred Stock may be converted as required pursuant to this Section 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the Series C Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the Series C Preferred Stock is then convertible. All calculations under this Section 6(D) shall be made to the nearest one-hundredth of a share.

     (E) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the Series C Preferred Stock may be converted, in addition to the adjustment required by this Section 6, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or Series C Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes.

     (F) The holder of any shares of the Series C Preferred Stock may exercise his or its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation to which the holder of the Series C Preferred Stock so converted shall be entitled and (b) if less than the full number of shares of the Series C Preferred Stock evidenced by the surrendered certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series C Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

     (G) Upon conversion of any shares of the Series C Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series C Convertible Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series C Preferred Stock entitled to receive payment of such dividend.

     (H) The transfer of shares of Series C Preferred Stock by any holder shall constitute an automatic conversion of such shares into Common Stock in accordance with 6(A) hereof; provided, that, the holder of Series C Preferred Stock may transfer such shares without triggering such automatic conversion if a transfer is made to (i) the holder's spouse, children or issue, trustee of trusts or custodians for his benefit or for the benefit of his spouse, children or issue, or (ii) any entity controlled by or under common control with such holder or his spouse, children or issue or (iii) by operation of law pursuant to rights of testacy and intestacy.

     (I) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation or other securities issuable upon the conversion of all outstanding shares of the Series C Preferred Stock.

     Section 7. Adjustments for Consolidation, Merger, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Company as described in Section 6 (B)(ii) hereof, each corporation, including this Corporation, which may be required to deliver any stock, securities cash or other property to the holders of shares of the Series C Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series C Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the provisions of Section 6, such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

     Section 8. Reports as to Adjustments. Whenever the number of shares of Common stock into which the shares of the Series C Preferred Stock are convertible is adjusted as provided in Section 6, the Corporation shall (A) promptly compute such adjustment and furnish to each transfer agent or person acting in a similar capacity, including the Corporation, for the Series C Preferred Stock, a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible as a result of such adjustment and the computation thereof and when such adjustment will become effective and
(B) promptly mail to the holders of record of the outstanding shares of the Series C Preferred Stock a notice stating that the number of shares into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series C Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

     Section 9. Notices of Corporate Action. In the event of:

     (A) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of common stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

     (B) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its common stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the common stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or


     (C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series C Preferred stock and to the holders of record of the outstanding shares of the Series C Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (A) above) prior to the applicable record or effective date thereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right or (ii) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 9, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary of the Corporation, do hereby execute this Certificate of Designation, here declaring that this is their free act and deed and that the facts stated herein are true and accordingly have hereunto set their hands as of this ____ day of October, 1998.

                                        NETWORK-1 SECURITY SOLUTIONS, INC.


                                        By:
                                           ------------------------------------
                                               Avi A. Fogel, President
                                               and Chief Executive Officer
ATTEST:

---------------------------------
Robert Russo, Secretary